UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 20, 2015

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (732) 549-0128

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2015, Echo Therapeutics, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) informing the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, the Company reported stockholders’ equity (deficit) of ($1,637,729). Further, as of August 20, 2015, the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

This notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market. Nasdaq has provided the Company with 45 calendar days from the receipt of the Nasdaq letter to submit a plan to regain compliance with the minimum stockholders’ equity standard. If the Company’s plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the notification letter to evidence compliance.

Company management expected this letter from Nasdaq when it made the decision to write-off $9.6 million of Azone intangibles at June 30, 2015. These acquired intangibles had been on the books of the Company since 2007 and produced no income. Management’s recent detailed review determined that the intangibles were unlikely to produce income during their remaining short patent lives.

Management intends to submit its plan to Nasdaq and make its best efforts to regain compliance with the continued listing standard. Compliance is most likely achieved by meeting either the minimum equity requirement of $2.5 million, or achieving a $35 million market value of listed equity securities. However, there can be no assurance that the Company's plan will be accepted, or that if it is, the Company will be able to regain compliance. If the Company's plan to regain compliance with the minimum stockholders' equity standard is not accepted, or if it is, and the Company does not regain compliance, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq staff could provide notice that the Company's common stock will become subject to delisting. In the event of delisting, the Company expects that its stock would trade on the OTC Markets.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: August 21, 2015	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from Nasdaq to the Company dated August 20, 2015.